Exhibit 99.1

PRESS RELEASE

100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY REPORTS RECORD SECOND QUARTER 2005 RESULTS
Net Income Up 90 Percent Versus Last Year
HOUSTON (August 3, 2005) — Noble Energy, Inc. (NYSE: NBL) today reported second quarter net income of $136.9 million, or $1.87 per basic share, compared to $72.0 million, or $1.24 per basic share, for the second quarter last year. Second quarter 2005 net income increased 90 percent compared to the same period last year. Discretionary cash flow (non-GAAP measure, see Schedule 2 - Determination of Discretionary Cash Flow and Reconciliation) was $329.9 million for the second quarter of 2005, an increase of 49 percent compared to $221.4 million for the second quarter of 2004. Net cash provided by operating activities was $282.0 million for the second quarter of 2005.
Net income was the highest in Noble Energy’s history, and discretionary cash flow was the company’s highest since Noble Energy began reporting the number in 1999.
The increase in net income and discretionary cash flow versus the second quarter last year primarily reflected higher daily production, which increased 28 percent, and higher realized liquids and natural gas prices, which increased 32 percent and eight percent, respectively. Higher production volumes and commodity prices combined to increase oil and gas revenues by $159.8 million over the second quarter of 2004. Lower pretax exploration expense, which declined $13.4 million compared to last year, also contributed to increased net income.
Charles D. Davidson, the company’s Chairman, President and CEO, said, “Our strong second quarter results reflect the integration of Patina Oil & Gas with Noble Energy’s operations, effective May 16. The large inventory of high-return, low-risk exploitation opportunities associated with the Patina properties significantly enhances our domestic production base. In addition, the ongoing trend of improving operating and financial performance, which began in early 2004, continued in the second quarter and is expected to continue into the future. The Swordfish development in the deepwater Gulf of Mexico, the first of three important deepwater developments that will contribute new production through 2006, is scheduled to begin producing in the third quarter at 10,000 barrels of oil equivalent per day, net. The Phase 2A and 2B liquids expansion projects in Equatorial Guinea are both complete and exceeding expectations.”
Second quarter 2005 production was 139,765 barrels of oil equivalent per day (Boepd), which included 27,345 Boepd from Patina assets. Second quarter results include 45 days of Patina’s financial and operating results. Excluding Patina, production increased three percent over the same period last year and seven percent compared to the first quarter of 2005. Domestic production increased 21 percent compared to the second quarter last year. Domestic production excluding Patina decreased, primarily because of natural decline on the Gulf of Mexico shelf, including an anticipated decline at Roaring Fork (South Timbalier 315/316), and the shut-in of production at Main Pass 293/305/306 in the Gulf of Mexico that resulted from damage caused by Hurricane Ivan during the third quarter 2004.
International production was 39 percent above the second quarter last year, primarily because of increases in condensate and natural gas volumes in Equatorial Guinea following the start-up of Phases 2A and 2B. Increased natural gas sales in Israel, where sales commenced in February 2004, also contributed.
On a unit basis, depreciation, depletion and amortization (DD&A) decreased six percent compared to the second quarter of 2004, to $7.61 per barrel of oil equivalent (BOE) from $8.12 per BOE. Lease operating expense (LOE) for the three months ended June 30, 2005 was $3.95 per BOE compared to $4.28 for the same period last year. The declines in unit DD&A and LOE costs reflect increased low-cost international production, the effects of combining Patina’s operations with Noble Energy’s and lower workover costs. Selling, general and administrative expense increased to $1.95 per BOE from $1.32 per BOE last year, reflecting increased personnel costs and charges related to closing the Patina merger.
For the second quarter, the company’s overall income tax rate remained flat with the second quarter of 2004. Deferred taxes increased to 73 percent of income taxes from 36 percent over the same period in 2004. The increase in the proportion of deferred income taxes is primarily due to the Patina acquisition, which resulted in an increase in capital expenditures that are deductible for cash tax purposes. Second quarter deferred income taxes included an adjustment to Noble Energy’s first quarter tax provision, which did not include Patina’s results. For the full year 2005, Noble Energy now expects deferred taxes to be between 40 and 55 percent of the total income tax provision.
NORTH AMERICA
North America operations reported operating income for the second quarter of $139.4 million, an increase of 104 percent compared to $68.3 million for the second quarter last year.
North America operations benefited from higher production and higher realized prices during the quarter. Second quarter 2005 North America production volumes increased to 79,218 Boepd from 65,530 Boepd for the same quarter last year. The average North America realized crude oil price was $41.70 per barrel (Bbl) compared to $31.68 per Bbl during the second quarter of 2004. The average North America realized natural gas price was $6.78 per thousand cubic feet (Mcf) compared to $6.01 per Mcf last year.
Second quarter 2005 unit DD&A declined 16 cents, to $10.42 per BOE from $10.58 per BOE for the second quarter of 2004. Over the same period, unit LOE declined 26 cents, to $4.58 per BOE from $4.84 per BOE. The declines in unit DD&A and LOE reflect the addition of lower-cost Patina production to Noble Energy’s operations and reduced contributions from certain higher-cost Gulf of Mexico properties. Production and ad valorem taxes for the second quarter 2005 were $1.79 per BOE compared to 94 cents last year. The increase in production and ad valorem taxes resulted from the addition of Patina production, which has proportionately more production subject to such taxes.
Upon completion of the acquisition of Patina, Noble Energy’s North America operations were divided into three regions: the Rocky Mountain, Mid-continent and Southern regions. The Rocky Mountain region includes the DJ (Wattenberg), San Juan, Wind River, and Piceance basins, as well as the Niobrara, Bowdoin and Siberia Ridge fields. The Mid-continent region includes Illinois, Kansas, Oklahoma and the Texas Panhandle. The Southern region includes the Gulf Coast onshore West and East Texas, North Louisiana and the Gulf of Mexico.
Excluding Patina, Noble Energy’s onshore operations were active during the second quarter, drilling 80 wells with 71 successes. The company plans to drill nearly 350 onshore wells in 2005, of which 57 are to be drilled in the Gulf Coast area, and the remaining wells are planned for the Rocky Mountain and Mid-continent areas.
Operations were also active on Patina’s assets during the second quarter, running 14 drilling rigs (four in the Rocky Mountains and 10 in the Mid-continent) and 37 workover rigs (23 in the Rocky Mountains and 14 in the Mid-continent). Planned projects for Patina properties from the merger date through the end of 2005 include approximately 270 new drills, of which 150 are planned for the Mid-continent region and 120 are planned for the Rocky Mountain region. The company also plans to complete approximately 360 refrac and recompletion projects during this period, primarily in the Wattenberg field.
The primary focus of Noble Energy’s Gulf of Mexico operations remains the deepwater. The Swordfish development is scheduled to commence production in the third quarter of 2005 at 10,000 Boepd, net. A

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successful appraisal well was drilled on the Lorien block, with production scheduled to start early in the second quarter of 2006. A third deepwater development, Ticonderoga, is expected to commence production mid-year 2006. In addition, Noble Energy is participating in two exploration wells, an offset to Ticonderoga called Conquest (Green Canyon 767) and another well called Little Burn (Green Canyon 238). The company plans to drill one or two additional deepwater exploration prospects during the second half of 2005.
INTERNATIONAL
International operations reported operating income for the second quarter of $126.3 million, an increase of 87 percent compared to operating income of $67.6 million in the second quarter last year. Second quarter 2005 international production volumes increased to 60,547 Boepd from 43,567 Boepd for the same quarter last year.
Reflecting increased low-cost production volumes in Equatorial Guinea, Israel and China, second quarter 2005 unit DD&A and LOE declined significantly. Unit DD&A declined to $3.61 per BOE in the second quarter 2005 from $4.10 per BOE for the same period last year. Unit LOE decreased to $3.14 per BOE from $3.48 per BOE over the same period.
Equatorial Guinea
Total operating income in Equatorial Guinea, which includes results from field operations and methanol operations, for the second quarter of 2005 more than doubled to $75.0 million, compared to $37.3 million last year. Operating income from Equatorial Guinea was the company’s highest ever. Equatorial Guinea has now reported seven consecutive quarters of increasing operating income.
Upstream operations, including liquid petroleum gas (LPG), natural gas and condensate sales, generated increased operating income for the fourth consecutive quarter. Upstream operations reported record operating income of $63.5 million, 85 percent of the total from Equatorial Guinea. Second quarter 2005 sales volumes averaged 32,318 Boepd, nearly double last year’s 16,355 Boepd. The average realized price for liquids during the second quarter was $43.36 per Bbl compared to $34.95 per Bbl for the same period last year.
Operating income from methanol operations was $11.4 million net to Noble Energy’s interest, compared to $17.6 million for the second quarter of 2004. Methanol operations’ results are reported as income from unconsolidated subsidiaries. Second quarter realized methanol prices averaged 79 cents per gallon (Gal) compared to 64 cents per Gal last year. The decline in operating income from methanol operations was due to several factors, including:
•	Second quarter 2004 results included $4.8 million of nonrecurring other income.

•	Expiration of the company’s tax holiday at year-end 2004. Going forward, the income tax rate on methanol operations will be 25 percent.

•	A temporary decline in the company’s share of methanol sales volumes to 33.0 million Gal compared to 37.4 million Gal for the second quarter of 2004. The sales decline was the result of normal inventory variations and the timing of sales.

•	A temporary increase in tanker chartering costs to transport produced methanol in excess of the company’s currently leased tankering capacity, reflected in cost of goods manufactured.
North Sea
In the North Sea, second quarter 2005 operating income increased to $21.5 million, compared to $13.2 million last year. The quarter-over-quarter improvement reflects lower costs and higher commodity prices. Overall expenses declined $5.1 million, driven by lower DD&A and exploration expense. Higher commodity prices offset lower production volumes resulting from natural field decline, generating a revenue increase of $3.2 million compared to the second quarter last year. The average realized price for liquids during the second quarter was $50.43 per Bbl, compared to $36.75 per Bbl for the same period

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last year. The average realized price for natural gas was $5.31 per Mcf, compared to $3.99 per Mcf last year.
Israel
Second quarter 2005 operating income was $11.0 million, compared to $7.8 million for the same period last year. Natural gas sales in Israel commenced during February 2004 and ramped up through the second quarter of last year. LOE and DD&A averaged 38 cents per Mcf and 48 cents per Mcf, respectively.
Natural gas production, net to Noble Energy, averaged 60.7 million cubic feet per day (MMcfpd) for the second quarter compared to 47.8 MMcfpd last year. The company’s current production rates are limited to volumes under contract with the Israel Electric Corporation and constrained by the timing of completion of government-owned infrastructure. As pipeline infrastructure is completed in late 2005 and in 2006, Noble Energy expects production to exceed the average contract volume of 170 MMcfpd (70 MMcfpd, net). Noble Energy has a 47 percent working interest in this project.
Argentina, China and Ecuador
Second quarter 2005 operating income from Argentina, China and Ecuador increased 104 percent to $18.8 million, compared to $9.2 million for the second quarter last year.
Noble Energy’s Machala power plant contributed $5.1 million of operating income during the second quarter 2005, compared to $1.3 million for the same period last year. The quarter-to-quarter increase reflects lower DD&A and higher power prices. For the quarter, 135,113 megawatt-hours (Mwh) were produced at an average sales price of 10.8 cents per kilowatt-hour. For the second quarter 2005, Noble Energy produced 16.3 MMcfpd of natural gas from the Amistad field.
In China, second quarter operating income was a record high $14.3 million, up 160 percent compared to $5.5 million for the second quarter of 2004. Net production in China increased 33 percent versus the second quarter last year, averaging 4,920 barrels of oil per day. Net production in Argentina averaged 3,122 Boepd for the second quarter.
2005 OUTLOOK
The following estimates for 2005 include the impact of Noble Energy’s acquisition of Patina Oil & Gas Corporation, effective May 16, 2005. The company estimates capital expenditures of $987 million for 2005. Approximately 25 percent of the 2005 capital budget has been allocated for exploration opportunities and approximately 75 percent to production, development and other projects. Domestic spending is budgeted at approximately $764 million, international expenditures are budgeted at approximately $208 million and corporate spending is budgeted at approximately $15 million.
Average BOE production in 2005, including Patina, is expected to increase nearly 42 percent compared to the full year 2004, with average production of approximately 150,000 Boepd. Noble Energy’s production profile may be impacted by several factors, including:
•	Seasonal variations in electricity demand and the timing of infrastructure development in Israel;

•	Seasonal variations in rainfall in Ecuador that affect the company’s natural gas-to-power project; and

•	Potential weather-related shut-ins in the U.S. Gulf of Mexico and Gulf Coast areas.
Full year 2005 costs and expenses are expected to fall within the following ranges:
•	Exploration expense is expected to range from $155 million to $170 million.

•	SG&A expense is expected to range from $1.65 per BOE to $1.80 per BOE.

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•	Oil and gas LOE is expected to range from $3.80 per BOE to $3.95 per BOE.

•	DD&A expense is expected to range from $7.50 per BOE to $8.00 per BOE.

•	An effective tax rate of 35 to 40 percent is expected. Of the total book taxes planned for 2005, 40 percent to 55 percent are expected to be deferred. Estimated taxes for 2005 include the effects of repatriating cash from overseas operations in the third quarter.
The ranges for unit LOE and unit SG&A costs have been slightly adjusted from prior guidance to reflect increasing pressure on personnel, rig and service costs.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as the recently added Patina Oil & Gas properties located primarily in Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, and the San Juan Basin in New Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea and the North Sea. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings.
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SCHEDULE 1
NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF RESULTS
(Unaudited) (In thousands, except per share)

	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
REVENUES
Oil and Gas Sales and Royalties	$453,959	$294,163	$771,538	$567,219
Gathering, Marketing and Processing	8,421	12,945	19,904	27,120
Electricity Sales	14,544	11,746	36,135	30,865
Income From Unconsol. Subs.	11,444	17,632	28,053	30,368

	488,368	336,486	855,630	655,572

COST AND EXPENSES
Oil and Gas Operations	50,208	42,469	87,285	76,493
Production and ad valorem taxes	17,601	6,654	26,821	13,265
Transportation	6,553	4,825	10,220	10,566
Oil and Gas Exploration	25,598	39,026	49,255	55,512
Gathering, Marketing and Processing	6,812	10,634	15,049	21,350
Electricity Generation	9,452	10,410	20,891	23,434
Depreciation, Depletion and Amortization	96,739	80,643	167,206	158,325
Selling, General and Administrative	24,812	13,133	39,980	28,192
Accretion of Asset Retirement Obligation	2,658	2,352	5,209	5,013
Interest Expense	20,660	16,854	34,888	31,012
Interest Capitalized	(4,085)	(2,528)	(8,946)	(6,642)
Deferred compensation adjustment	9,878	—	9,878	—
Other income	(3,795)	(3,969)	(1,936)	(5,779)

	263,091	220,503	455,800	410,741

INCOME BEFORE INCOME TAXES	225,277	115,983	399,830	244,831
INCOME TAX PROVISION (BENEFIT)
Current	24,241	28,962	77,678	59,321
Deferred	64,159	16,393	75,307	39,570

	88,400	45,355	152,985	98,891

INCOME FROM CONTINUING OPERATIONS	136,877	70,628	246,845	145,940
DISCONTINUED OPERATIONS, NET OF TAX	—	1,399	—	11,633

NET INCOME	$136,877	$72,027	$246,845	$157,573

INCOME FROM CONTINUING OPERATIONS	$1.87	$1.22	$3.73	$2.52
DISCONTINUED OPERATIONS, NET OF TAX	—	0.02	—	0.20

NET INCOME PER SHARE	$1.87	$1.24	$3.73	$2.72

AVERAGE SHARES OUTSTANDING	73,178	58,084	66,169	57,874

SCHEDULE 2
NOBLE ENERGY, INC. AND SUBSIDIARIES
DETERMINATION OF DISCRETIONARY CASH FLOW AND RECONCILIATION
(Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Net Income	$136,877	$72,027	$246,845	$157,573
Depreciation, Depletion and Amortization (DD&A)	96,739	80,643	167,206	158,325
Power Project DD&A	3,601	5,382	7,909	11,537
Oil and Gas Exploration	25,598	39,026	49,255	55,512
Interest Capitalized	(4,085)	(2,528)	(8,946)	(6,642)
Undistributed Earnings From Unconsol. Subs.	(11,444)	(17,632)	(28,053)	(30,368)
Distribution/Dividends from Unconsol. Subs	10,969	23,643	29,700	35,550
Deferred Income Tax Provision (Benefit)	64,159	16,393	75,307	39,570
Deferred Income Tax Provision-Discontinued Ops		840		5,003
Deferred Compensation Adjustment	9,878		9,878
Accretion of Asset Retirement Obligation	2,658	2,352	5,209	5,013
Other	(5,080)	1,272	(960)	(4,258)

DISCRETIONARY CASH FLOW *	329,870	221,418	553,350	426,815
Adjustments to Reconcile:
Working Capital	(22,751)	(36,106)	(38,303)	(22,558)
Israel — Take or Pay Payment				4,450
Cash Exploration Costs	(11,492)	(11,865)	(21,383)	(18,596)
Capitalized Interest	4,085	2,528	8,946	6,642
Deferred Tax, Misc. Credits and Other	(17,696)	(15,261)	(18,356)	(25,323)

Net Cash Provided by Operating Activities	$282,016	$160,714	$484,254	$371,430

*	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

CONSOLIDATED CONDENSED BALANCE SHEET
(Unaudited) (In thousands)

	6/30/2005	12/31/2004
ASSETS
Current Assets	$1,029,819	$734,302

Property, Plant and Equipment	8,243,785	4,349,268
Less: Accumulated Depreciation	(2,111,503)	(2,016,318)

	6,132,282	2,332,950
Investment In Unconsol. Subs.	230,148	231,795
Other	1,085,952	144,124

	$8,478,201	$3,443,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$847,595	$665,004
Long-term Debt	2,495,395	880,256
Deferred Income Taxes, Other Deferred Credits and Noncurrent Liabilities	2,148,272	437,923
Shareholders’ Equity	2,986,939	1,459,988

	$8,478,201	$3,443,171

SCHEDULE 3
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

	Three Months Ended 6/30/05
				Equatorial		Other	Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$233,243	$96,055	$27,175	$79,030	$—	$30,983	$—
Gas Sales [3]	220,716	199,534	4,151	1,673	15,354	4
Gathering, Marketing and Processing Revenue	8,421						8,421
Electricity Sales	14,544					14,544
Income from Unconsolidated Subsidiaries	11,444			11,444

Total Revenues	488,368	295,589	31,326	92,147	15,354	45,531	8,421
COSTS AND EXPENSES
Lease Operating	50,208	33,012	3,065	8,376	2,109	3,726	(80)
Production & Ad Valorem Taxes	17,601	12,886				4,565	150
Transportation	6,553	4,691	1,601			261
Oil and Gas Exploration	25,598	20,117	2,077	502	10	567	2,325
Gathering, Marketing and Processing Expense	6,812						6,812
Electricity Generation	9,452					9,452
DD&A	96,739	75,098	2,821	8,246	2,639	6,172	1,763
SG&A	24,812	7,228	474	164	6	1,754	15,186
Accretion Expense	2,658	2,276	285	9	55	33
Interest Expense (net)	16,575						16,575
Deferred Compensation	9,878						9,878
Other Expense/(Income) net	(3,795)	890	(543)	(139)	(434)	173	(3,742)

Total Costs and Expenses	263,091	156,198	9,780	17,158	4,385	26,703	48,867
OPERATING INCOME (LOSS)	$225,277	$139,391	$21,546	$74,989	$10,969	$18,828	$(40,446)

Key Statistics
Daily Production
Liquids (Bbl)	59,296	25,310	5,921	20,031		8,034
Natural Gas (Mcf)	482,813	323,449	8,594	73,722	60,690	16,358[3]
Average Realized Price
Liquids	$43.22	$41.70	$50.43	$43.36		$42.38
Natural Gas	$5.20	$6.78	$5.31	$0.25	$2.78	$1.07

	Three Months Ended 6/30/04
				Equatorial		Other	Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$135,967	$65,362	$23,641	$28,958	$—	$18,006	$—
Gas Sales	158,196	140,535	4,527	996	12,095	43
Gathering, Marketing and Processing Revenue	12,945						12,945
Electricity Sales	11,746					11,746
Income from Unconsolidated Subsidiaries	17,632			17,632

Total Revenues	336,486	205,897	28,168	47,586	12,095	29,795	12,945
COSTS AND EXPENSES
Lease Operating	42,469	28,846	2,540	5,891	1,833	3,527	(168)
Production & Ad Valorem Taxes	6,654	5,633				1,021
Transportation	4,825	2,436	2,063			326
Oil and Gas Exploration	39,026	32,771	5,094	100	68	433	560
Gathering, Marketing and Processing Expense	10,634						10,634
Electricity Generation	10,410					10,410
DD&A	80,643	63,074	5,033	3,714	2,371	5,144	1,307
SG&A	13,133	3,176		113		(262)	10,106
Accretion Expense	2,352	2,000	306		46
Interest Expense (net)	14,326						14,326
Other Expense/(Income) net	(3,969)	(317)	(111)	454	(65)	(51)	(3,879)

Total Costs and Expenses	220,503	137,619	14,925	10,272	4,253	20,548	32,886
OPERATING INCOME (LOSS)	115,983	68,278	13,243	37,314	7,842	9,247	(19,941)
Discontinued Operations	2,153	2,153

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$118,136	$70,431	$13,243	$37,314	$7,842	$9,247	$(19,941)

Key Statistics
Daily Production
Liquids (Bbl)	45,515	22,676	7,070	9,105		6,664
Natural Gas (Mcf)	381,488	257,121	12,458	43,500	47,769	20,640[3]
Average Realized Price
Liquids	$32.83	$31.68	$36.75	$34.95		$29.69
Natural Gas	$4.81	$6.01	$3.99	$0.25	$2.78	$0.89

SCHEDULE 4
NOBLE ENERGY, INC.
INCOME BEFORE INCOME TAXES
(Unaudited) (Dollars in thousands)

	Six Months Ended 6/30/05
				Equatorial		Other	Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$403,964	$158,334	$51,547	$135,019	$—	$59,064	$—
Gas Sales[3]	367,574	325,859	9,011	2,670	30,030	4
Gathering, Marketing and Processing Revenue	19,904						19,904
Electricity Sales	36,135					36,135
Income from Unconsolidated Subsidiaries	28,053			28,053

Total Revenues	855,630	484,193	60,558	165,742	30,030	95,203	19,904
COSTS AND EXPENSES
Lease Operating	87,285	54,684	6,127	14,854	4,000	7,893	(273)
Production & Ad Valorem Taxes	26,821	19,030				7,490	301
Transportation	10,220	6,719	3,098			403
Oil and Gas Exploration	49,255	37,967	3,751	1,885	92	1,992	3,568
Gathering, Marketing and Processing Expense	15,049						15,049
Electricity Generation	20,891					20,891
DD&A	167,206	126,930	5,693	13,580	5,199	12,613	3,191
SG&A	39,980	11,280	928	331	27	2,593	24,821
Accretion Expense	5,209	4,450	564	18	110	67
Interest Expense (net)	25,942						25,942
Deferred Compensation	9,878						9,878
Other Expense/(Income) net	(1,936)	3,078	(800)	(47)	(861)	125	(3,431)

Total Costs and Expenses	455,800	264,138	19,361	30,621	8,567	54,067	79,046
OPERATING INCOME (LOSS)	$399,830	$220,055	$41,197	$135,121	$21,463	$41,136	$(59,142)

Key Statistics
Daily Production
Liquids (Bbl)	52,975	21,639	5,850	17,096		8,390
Natural Gas (Mcf)	417,175	269,276	8,937	58,860	59,679	20,423[3]
Average Realized Price
Liquids	$42.13	$40.42	$48.68	$43.63		$38.89
Natural Gas	$5.12	$6.69	$5.57	$0.25	$2.78	$1.07

	Six Months Ended 6/30/04
				Equatorial		Other	Corporate
	Consolidated	North America	North Sea	Guinea	Israel	International [1]	and Other [2]
REVENUES
Oil Sales	$272,512	$132,036	$47,242	$57,471	$—	$35,763	$—
Gas Sales	294,707	267,306	10,085	2,060	15,180	76
Gathering, Marketing and Processing Revenue	27,120						27,120
Electricity Sales	30,865					30,865
Income from Unconsolidated Subsidiaries	30,368			30,368

Total Revenues	655,572	399,342	57,327	89,899	15,180	66,704	27,120
COSTS AND EXPENSES
Lease Operating	76,493	50,320	5,414	11,040	2,997	7,144	(422)
Production & Ad Valorem Taxes	13,265	11,245				2,020
Transportation	10,566	5,651	4,605			310
Oil and Gas Exploration	55,512	46,784	5,962	136	668	834	1,128
Gathering, Marketing and Processing Expense	21,350						21,350
Electricity Generation	23,434					23,434
DD&A	158,325	125,943	10,441	5,756	3,451	10,495	2,239
SG&A	28,192	6,855	1	148		9	21,179
Accretion Expense	5,013	4,312	622		79
Interest Expense (net)	24,370						24,370
Other Expense/(Income) net	(5,779)	(1,115)	(1,633)	454	(98)	355	(3,742)

Total Costs and Expenses	410,741	249,995	25,412	17,534	7,097	44,601	66,102
OPERATING INCOME (LOSS)	244,831	149,347	31,915	72,365	8,083	22,103	(38,982)
Discontinued Operations	17,897	17,897

OPERATING INCOME AFTER DISCONTINUED OPERATIONS	$262,728	$167,244	$31,915	$72,365	$8,083	$22,103	$(38,982)

Key Statistics
Daily Production
Liquids (Bbl)	46,836	23,036	7,389	9,551		6,860
Natural Gas (Mcf)	366,118	253,586	12,370	44,961	30,002	25,199[3]
Average Realized Price
Liquids	$31.97	$31.49	$35.13	$33.06		$28.64
Natural Gas	$4.74	$5.79	$4.48	$0.25	$2.78	$0.69

SCHEDULE 5
METHANOL OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
REVENUES
Methanol Sales	$26,034	$23,899	$60,204	$47,922
Sales of Purchased Methanol	—	—	—	708
Other	1,747	3,576	3,396	6,253

Total Revenues	27,781	27,475	63,600	54,883
COSTS AND EXPENSES
Cost of Goods Manufactured	10,008	7,110	22,058	17,997
Cost of Purchased Methanol	—	(92)	—	811
DD&A	2,299	2,290	4,595	4,615
SG&A	565	535	1,110	1,092

Total Costs and Expenses	12,872	9,843	27,763	24,515
INCOME TAX PROVISION	3,465		7,784
INCOME FROM UNCONS. SUBS.	$11,444	$17,632	$28,053	$30,368

Methanol Sales (MGal)	33,047	37,364	76,123	75,561
Average Realized Price ($/Gal)	$0.79	$0.64	$0.79	$0.63

ECUADOR POWER OPERATIONS
(Unaudited) (Dollars in thousands)

	Three Months Ended		Six Months Ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
REVENUES
Power Sales	$12,647	$9,580	$32,121	$26,582
Capacity Charge	1,897	2,166	4,014	4,283

Total Revenues	14,544	11,746	36,135	30,865
COSTS AND EXPENSES
Field
Lease Operating	1,003	537	1,599	997
DD&A	2,546	4,324	5,795	9,423
SG&A	451	502	1,070	1,150
Plant
Fuel & Other Operating Costs	3,065	3,007	7,377	7,647
Depreciation	1,057	1,059	2,116	2,115
SG&A	1,330	981	2,934	2,102

Total Costs and Expenses	9,452	10,410	20,891	23,434

OPERATING INCOME	$5,092	$1,336	$15,244	$7,431

Natural Gas Production (Mcfpd) [3]	16,316	20,102	20,403	24,595
Average Natural Gas Price	$4.56	$2.97	$3.82	$2.97
Power Production — Total MW	135,113	168,815	343,884	421,876
Average Power Price ($/Kwh)	$0.108	$0.070	$0.105	$0.073

[1]	Other international includes operations in Argentina, China and Ecuador.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.